                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              INFOSEEK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              INFOSEEK CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A

     (2)  Aggregate number of securities to which transaction applies: N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     (4)  Proposed maximum aggregate value of transaction: N/A

     (5)  Total fee paid: N/A

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: N/A

     (2)  Form, Schedule or Registration Statement No.: N/A

     (3)  Filing Party: N/A

     (4)  Date Filed: N/A

                              INFOSEEK CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 29, 1997
                            ------------------------

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of Infoseek Corporation, a California corporation (the "Company"), will be held on Thursday, May 29, 1997 at 10:00 a.m., local time, at the Company's principal executive offices located at 2620 Augustine Drive, Santa Clara, California 95054, for the following purposes:

     1. To elect seven (7) directors to serve for the ensuing year and until their successors are duly elected and qualified;

     2. To ratify and approve the amendment to the Company's 1996 Stock Option/Stock Issuance Plan to increase the number of shares available for grant thereunder by 1,600,000 to a total of 7,225,000;

     3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and

     4. To transact such other business as may properly come before the meeting or at any and all continuation(s) or adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on April 1, 1997 are entitled to receive notice of, to attend and to vote at the meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          ROBERT E.L. JOHNSON III,
                                          Chief Executive Officer and Director

Santa Clara, California
May 7, 1997

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                              INFOSEEK CORPORATION
                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

     The enclosed Proxy is solicited on behalf of the Board of Directors of Infoseek Corporation (the "Company") for use at the Company's 1997 Annual Meeting of Shareholders (the "Annual Meeting") to be held Thursday, May 29, 1997, at 10:00 a.m., local time, or at any and all continuation(s) or adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the principal executive offices of the Company, located at 2620 Augustine Drive, Santa Clara, California 95054. The Company's telephone number at that location is (408) 567-2700.

     These proxy solicitation materials were mailed on or about May 7, 1997 to all shareholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

PURPOSES OF THE ANNUAL MEETING

     The purposes of the Annual Meeting are (i) to elect seven (7) directors to serve for the ensuing year and until their successors are duly elected and qualified; (ii) to ratify and approve the amendment to the Company's 1996 Stock Option/Stock Issuance Plan to increase the number of shares available for grant thereunder by 1,600,000 to a total of 7,225,000; (iii) to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and (iv) to transact such other business as may properly come before the meeting or at any and all continuation(s) or adjournment(s) thereof.

RECORD DATE AND SHARES OUTSTANDING

     Shareholders of record at the close of business on April 1, 1997 (the "Record Date") are entitled to notice of, and to vote at the Annual Meeting. At the Record Date, 26,007,760 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management and 5% shareholders, see "Other Information -- Security Ownership of Certain Beneficial Owners and Management." The closing price of the Company's Common Stock on the Nasdaq National Market on the Record Date was $6.75 per share.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of proxy.

VOTING AND SOLICITATION

     Each share of Common Stock outstanding on the Record Date will be entitled to one (1) vote on all matters. The seven (7) candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The amendment of the Company's 1996 Stock Option/Stock Issuance Plan to increase the number of shares reserved for grant thereunder and the ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1997 will each require the affirmative vote of a majority of the shares of the Company's outstanding Common Stock present or represented at the Annual Meeting.

     Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company's nominees as a director; (ii) FOR ratification and approval of the amendment to the Company's

1996 Stock Option/Stock Issuance Plan; and (iii) FOR ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1997. No business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of shareholders properly arise, the persons named in the enclosed form of proxy will vote such proxy as the Board of Directors may recommend.

     The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker non-votes, the Company believes that both abstentions and broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company further believes that neither abstentions nor broker non-votes should be counted as shares "represented and voting" with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes in this manner. Accordingly, abstentions and broker non-votes will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1998 Annual Meeting of Shareholders must be received by the Company no later than January 1, 1998 in order to be included in the proxy statement and form of proxy relating to that meeting.

FISCAL YEAR END

     The Company's fiscal year ends on December 31. Fiscal 1996 ended December 31, 1996 and is referred to herein as the "Last Fiscal Year."

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

DIRECTORS

     A board of seven (7) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven (7) nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been duly elected and qualified or until his earlier death, resignation or removal. It is not expected that any nominee will be unable or will decline to serve as a director.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.

NOMINEES FOR DIRECTOR

                                                                                         DIRECTOR
       NAME OF NOMINEES         AGE               POSITION WITH THE COMPANY               SINCE
------------------------------  ---   -------------------------------------------------  --------
Steven T. Kirsch..............  40    Chairman of the Board of Directors                   1993
Robert E.L. Johnson III.......  39    Chief Executive Officer and Director                 1995
Leonard J. LeBlanc............  56    Chief Operating Officer, Chief Financial Officer,    1997
                                        Executive Vice President, Assistant Secretary
                                        and Director
Oliver D. Curme(2)............  43    Director                                             1995
H. DuBose Montgomery(2).......  48    Director                                             1994
Matthew J. Stover(1)..........  42    Director                                             1996
John E. Zeisler(1)............  44    Director                                             1995

---------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     Steven T. Kirsch, a founder of the Company, has been a director of the Company since August 1993 and Chairman of the Board of Directors since December 1995. From September 1993 to November 1995, Mr. Kirsch also served as President and Chief Executive Officer of the Company. From January 1990 to December 1993, Mr. Kirsch served as Vice President, New Product Development of Frame Technology Corporation, a software engineering company which he co-founded. Mr. Kirsch holds a B.S. degree in electrical engineering and an M.S. degree in computer science from the Massachusetts Institute of Technology.

     Robert E.L. Johnson III joined the Company in November 1995 as Chief Executive Officer, and has served as a director of the Company since November 1995. From November 1989 to November 1995, Mr. Johnson served in various capacities at Time Inc., a media company, including Senior Vice President, Corporate Development and President of Time Inc. Asia. Mr. Johnson holds a B.S.E. degree in basic engineering from Princeton University.

     Leonard J. LeBlanc joined the Company in March 1996 as Executive Vice President and Chief Financial Officer, was appointed Assistant Secretary in April 1996 and was appointed Chief Operating Officer and a director in April 1997. From September 1993 to December 1994, Mr. LeBlanc served as Senior Vice President and Chief Financial Officer of GTECH Corporation, a computer systems company. From January 1990 to December 1992, Mr. LeBlanc was the Executive Vice President and Chief Financial Officer of Cadence Design Systems, Inc., a software company. Mr. LeBlanc holds B.S. and M.S. degrees in chemistry from College of the Holy Cross and an M.S. degree in finance from George Washington University.

     Oliver D. Curme has served as a director of the Company since May 1995. Since January 1988, Mr. Curme has been a General Partner of certain venture capital funds associated with Battery Ventures III, L.P., a venture capital firm. Mr. Curme also serves as a director of HNC Software Inc., Aurum Software, Inc. and several privately-held technology companies. Mr. Curme holds a B.S. degree in biochemistry from Brown University and an M.B.A. degree from Harvard Business School.

     H. DuBose Montgomery has served as a director of the Company since June 1994. Since 1976, Mr. Montgomery has been a General Partner at Menlo Ventures, a group of venture capital funds, in Menlo Park, California. Mr. Montgomery also serves as a director of EndoVascular Technologies, Micro Therapeu-tics, Inc., and a number of privately held companies. Mr. Montgomery holds a B.S. degree in management science and B.S. and M.S. degrees in electrical engineering and computer science from the Massachusetts Institute of Technology and an M.B.A. degree from Harvard Business School.

     Matthew J. Stover has served as a director of the Company since March 1996. Since January 1994, Mr. Stover has served as President and Chief Executive Officer of NYNEX Information Resources Company, a Delaware corporation and international marketing information services provider, and Chairman of the Board of NYNEX Information Technologies Company and NYNEX Industrial Media Company, both wholly-owned subsidiaries of NYNEX Information Resources Company. Prior to that, Mr. Stover served as President and Chief Executive Officer of AGS Computers, Inc. from December 1992 to December 1993, Vice President, Public Affairs and Corporate Communications of NYNEX Corporation from May 1990 to December 1992 and Vice President, Communications for American Express Company from 1987 to 1990. Mr. Stover holds a B.A. degree in English language and literature from Yale University and a certificate from the Executive Program of the University of Virginia, Colgate Darden Graduate School of Business Administration.

     John E. Zeisler has served as a director of the Company since May 1995. Since October 1996, Mr. Zeisler has served as a General Partner of InterWest Partners, a venture capital firm. From August 1995 to September 1996, he served as Senior Vice President, Marketing of NETCOM, an internet company. From 1992 to 1995, he served as President and Chief Executive Officer of Pensoft Corporation, a software company. From 1987 to 1992, Mr. Zeisler was a co-founder and Vice President, Marketing of Claris Corporation, a software company. Mr. Zeisler holds a B.S. degree in communications from Boston University.

REQUIRED VOTE

     The seven (7) nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of nine (9) meetings during the Last Fiscal Year. No incumbent director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which he served, if any, during his tenure as a director. The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Audit Committee of the Board of Directors currently consists of Mr. Stover and Mr. Zeisler. During the Last Fiscal Year, the Audit Committee held two (2) meetings. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's auditors and the accounting practices and internal controls of the Company.

     The Compensation Committee of the Board of Directors currently consists of Mr. Curme and Mr. Montgomery. During the Last Fiscal Year, the Compensation Committee held zero (0) meetings. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees of the Company and administers the incentive compensation and benefit plans of the Company.

DIRECTOR COMPENSATION

     The Company's directors are reimbursed for their out-of-pocket travel expenses associated with their attendance, but do not otherwise receive cash compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors. There are no family relationships among any of the directors and executive officers of the Company.

     Under the Automatic Option Grant Program of the Company's 1996 Stock Option/Stock Issuance Plan, eligible nonemployee Board members receive a series of option grants over their period of Board service. However, a non-employee Board member who is affiliated, whether as a partner, principal, officer or employee, with any entity that owns 2% or more of the shares of any class of the Company's outstanding stock will not be eligible to receive any automatic option grants under such program during his or her period of Board service. Each eligible individual who first becomes a non-employee Board member receives a 7,500 share option grant on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, on the date of each Annual Shareholders Meeting, each eligible non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 3,750 shares of Common Stock provided such individual has served on the Board for at least six months. There will be no limit on the number of such 3,750 share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service.

                                 PROPOSAL NO. 2

                     RATIFICATION AND APPROVAL OF AMENDMENT
                    TO 1996 STOCK OPTION/STOCK ISSUANCE PLAN

GENERAL

     The Company's 1996 Stock Option/Stock Issuance Plan (the "1996 Plan") is intended to serve as the successor equity incentive program to the Company's Stock Option Plan (the "Predecessor Plan"). The 1996 Plan was adopted by the Board of Directors on April 10, 1996 and approved by shareholders on May 15, 1996. 5,625,000 shares of Common Stock have been authorized for issuance under the 1996 Plan. This share reserve is comprised of (i) the shares which remained available for issuance under the Predecessor Plan, including the shares subject to outstanding options thereunder and the shares otherwise available for future grant, plus (ii) an additional increase of approximately 187,500 shares. As of April 1, 1997, options to purchase approximately 5,024,752 shares were outstanding under the 1996 Plan and an aggregate of 239,382 shares were available for future grant thereunder.

PROPOSAL

     In February 1997, the Board of Directors approved an amendment to the 1996 Plan to increase the number of shares reserved for issuance thereunder by an additional 1,600,000 shares, for an aggregate of 7,225,000 shares issued or reserved for issuance thereunder. At the Annual Meeting, the shareholders are being requested to approve this amendment. The amendment to increase the number of shares reserved under the 1996 Plan is proposed in order to give the Board of Directors flexibility to grant stock options. The Company believes that grants of stock options motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. At present, most newly hired full-time employees are granted options. The Company believes that this policy is of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand. The Board of Directors believes that the ability to grant options will be important to the future success of the Company by allowing it to remain competitive in attracting and retaining such key personnel.

DESCRIPTION OF THE 1996 STOCK OPTION/STOCK ISSUANCE PLAN

  Purpose

     The purpose of the 1996 Plan is to attract and retain the best available personnel for positions of substantial responsibility by providing eligible persons with the opportunity to acquire a proprietary interest, or other wise increase their proprietary interest, in the Company, as a means to promote the success of the Company's business.

  Plan Components

     The 1996 Plan is divided into three separate components: (i) the Discretionary Option Grant Program under which eligible individuals in the Company's employ or service may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price not less than 85% of their fair market value on the grant date, (ii) the Stock Issuance Program under which such individuals may, in the Plan Administrator's discretion, be issued shares of Common Stock directly, through the purchase of such shares at a price not less than 85% of their fair market value at the time of issuance or as a bonus tied to the performance of services, and (iii) the Automatic Option Grant Program under which option grants will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to 100% of their fair market value on the grant date.

  Administration

     The 1996 Plan is administered by the Board of Directors of the Company or by one or more committees of the Board of Directors. All grants under the Discretionary Option Grant Program and the Stock Issuance Program are currently being administered by the Board of Directors. All questions of interpretation of the 1996 Plan are determined by the Board of Directors Plan Administrator, and such determinations are final and binding upon all participants. The Plan Administrator will have complete discretion to determine which eligible individuals are to receive option grants or stock issuances, the time or times when such option grants or stock issuances are to be made, the number of shares subject to each such grant or issuance, the status of any granted option as either an incentive stock option or a nonstatutory stock option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. In no event, however, may any one participant in the 1996 Plan receive option grants or direct stock issuances for more than 500,000 shares per calendar year.

  Eligibility

     The Discretionary Option Grant Program and the Stock Issuance Program of the 1996 Plan permit participation by employees, non-employee Board members, consultants and other independent advisors of the Company or its majority-owned subsidiaries. Incentive Stock Options may be granted only to employees, including officers. Nonstatutory Stock Options may be granted to employees, consultants or other independent advisors of the Company.

     The Automatic Option Grant Program of the 1996 Plan permits participation by non-employee Board members, other than those Board members who are affiliated, whether as a partner, principal, officer or employee, with any entity that owns 2% or more of the shares of any class of the Company's outstanding stock.

  Stock Option and Stock Grant Terms

     The terms of stock options granted and stock issued under the 1996 Plan may be determined by the Plan Administrator, except that stock options granted pursuant to the Automatic Option Grant Program shall be governed by the self-executing terms of such program. Each stock option or stock grant is evidenced by a stock option or stock issuance agreement, as the case may be, between the Company and the person to whom such option is granted or such stock is issued, as the case may be, and is normally subject to the following additional terms and conditions:

          (a) Vesting Provisions: The Plan Administrator determines the vesting terms of the options granted or stock issued under the 1996 Plan. Stock grants pursuant to the Stock Issuance Program may be fully and immediately vested upon issuance or may vest in one or more installments over the participant's period of service or upon the attainment of specified performance objective. Options granted under the Discretionary Option Grant Program generally vest and become exercisable as to 25% of the shares one year from the date of grant and the balance in monthly increments over the subsequent three years of service. Each automatic option granted pursuant to the Automatic Option Grant Program will be immediately exercisable; however, any unvested shares so purchased will be subject to repurchase should the optionee cease service as a Board member prior to vesting in those shares. Each automatic option grant will vest in four successive equal annual installments over the optionee's period of Board service, with the first installment to vest upon the Board member's completion of one year of Board service from the date of grant. The Plan Administrator may at any time or from time to time accelerate the vesting of any outstanding option or stock grant. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased, and tendering payment to the Company of the purchase price. The purchase price of the shares purchased upon exercise of any option or upon the issuance of stock, as the case may be, shall be paid in consideration of such form as is determined by the Plan Administrator, and such form of consideration may vary for each stock option or stock grant.

          (b) Exercise or Purchase Price: The exercise prices of option grants under the 1996 Plan are determined by the Plan Administrator. In the case of an incentive stock option granted to an employee or of stock option granted pursuant to the Automatic Option Grant Program, the exercise price must not be less than 100% of the fair market value of the Common Stock on the date the option is granted, with the exception that in the case of an option granted to a shareholder who, immediately prior to such grant, owns stock representing more than 10% of the voting power or value of all classes of stock of the Company, the exercise price must not be less than 110% of such fair market value. In the case of a nonstatutory option granted to any other eligible person or of stock granted pursuant to the Stock Issuance Program, the per share exercise price or purchase price, as the case may be, shall be no less than 85% of fair market value per share on the date of grant or issuance.

          (c) Termination of Employment or Service: If the participant's status as an employee, non-employee director, consultant or other independent advisor terminates for any reason other than death or disability, options under the 1996 Plan may be exercised within such period of time after such termination as the Plan Administrator may determine, but only to the extent the options were exercisable on the date of termination, and in the case of options granted pursuant to the Automatic Option Grant Program within a period of not less than six (6) months from the date of termination of the optionee's Board service. If any optionee's employment or service be terminated for misconduct, then all outstanding options held by the optionee shall terminate immediately and cease to be outstanding. Upon the termination of any participant in the Stock Issuance Plan, all unvested shares of stock issued shall be immediately surrendered for cancellation.

          (d) Death or Permanent Disability: If an optionee should die or become permanently disabled while employed by the Company, options may be exercised by the optionee or the personal representative of the optionee's estate, as the case may be, within such period of time after such death or permanent disability as the Plan Administrator may determine, but only to the extent such options were exercisable on such date and in no event later than the expiration of the term of such options. The terms of the Automatic Option Grant Program provide that if the optionee's cessation of Board service occurs by reason of death or permanent disability, then the optionee or the personal representative of the optionee's estate, as the case may be, shall have twelve (12) months or six (6) months, respectively, during which to exercise the option, but only to the extent such options were exercisable on such date and in no event later than the expiration of the term of such options.

          (e) Termination of Options: Options granted under the 1996 Plan expire seven (7) years from the date of grant or such shorter term as may be provided in the notice of grant. No option may be exercised by any person after such expiration.

          (f) Nontransferability of Options: An option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will the laws of descent or distribution or pursuant to a qualified domestic relations order, and may be exercised only by the optionee during his lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

          (g) Other Provisions: The stock option agreement or stock issuance agreement, as the case may be, may contain such other terms, provisions and conditions not inconsistent with the 1996 Plan as may be determined by the Plan Administrator.

  Adjustments Upon Changes in Capitalization or Changes in Control

     In the event any change is made in the Company's capitalization which results from a stock split, stock dividend, recapitalization, combination of shares or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration, appropriate adjustments shall be made with respect to shares and options available under the 1996 Plan.

     In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program, which is not to be assumed or replaced by the successor corporation, will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. The Plan Administrator will have the authority under the Discretionary Option Grant Program and the Stock Issuance Program to grant options and to structure repurchase rights so that the shares subject to those options or repurchase rights will automatically vest in the event the individual's service is terminated, whether involuntarily or through a resignation for good reason, within 12 months following (i) a merger or asset sale in which those options are assumed or those repurchase rights are assigned or (ii) a change in control of the Company effected by a successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members. Options currently outstanding under the Predecessor Plan will terminate upon an acquisition of the Company by merger or asset sale, unless those options are assumed or replaced by the acquiring entity. Outstanding options under the Predecessor Plan that are assumed or replaced in the acquisition will not accelerate upon the subsequent termination of the optionee's employment, except in the case of certain executive officers of the Company under certain circumstances.

     The Plan Administrator will also have discretion to issue limited stock appreciation rights under the Discretionary Option Grant Program which will provide the holders with the right, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting securities, to surrender their outstanding options for a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the highest reported price per share paid in effecting the takeover (ii) the option exercise price payable per share. No stock appreciation rights are outstanding under the Predecessor Plan.

  Amendment and Termination

     The Board of Directors may at any time or from time to time amend, alter, suspend or terminate the 1996 Plan without the approval of the shareholders; provided, however, that (i) the Automatic Option Grant Program cannot be amended more frequently than once every six months, and (ii) shareholder approval is required to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor rule or provision or any other applicable law or regulation. Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by applicable law, rule or regulation. No action by the Board of Directors or shareholders may unilaterally alter or impair any rights previously granted under the 1996 Plan without the written consent of the optionee. The 1996 Plan will terminate by its terms on April 9, 2006, unless sooner terminated by the Board of Directors.

CERTAIN TAX INFORMATION

     Options granted under the 1996 Plan may be either "incentive stock options," as defined in Section 422 of the Code, or "nonstatutory stock options."

     If an option granted under the 1996 Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. Upon the sale or exchange of the shares at least two
(2) years after grant of the option and one (1) year after receipt of the shares by the optionee, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term, or short-term capital gain or loss, depending on the holding period.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or 10% shareholder of the Company, the date of taxation may be deferred if the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss.

     The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory stock option.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1996 Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the Common Stock present or represented at the meeting is required to approve the foregoing amendment to the 1996 Stock Option/Stock Issuance Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1996 STOCK OPTION/STOCK ISSUANCE PLAN.

                                 PROPOSAL NO. 3

                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1997 and seeks ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its appointment.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

     The affirmative votes of a majority of the Votes Cast is required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                               OTHER INFORMATION

EXECUTIVE OFFICERS

     In addition to Mr. Kirsch, Mr. Johnson and Mr. LeBlanc, the following persons were executive officers of the Company as of April 30, 1997:

                NAME            AGE                            POSITION
        --------------------    ---         ----------------------------------------------
        Harry M. Motro          36          President
        Andrew E. Newton        54          Vice President, General Counsel and Secretary
        John S. Nauman          49          Vice President, Engineering
        Peter D. Rip            43          Vice President and General Manager, Infoseek
                                            Network

     Harry M. Motro joined the Company in April 1997 as its President. Since 1995, Mr. Motro served as Senior Vice President of Cable News Network Inc. in charge of CNN Interactive and News Business Development. From 1988 to 1995, Mr. Motro served in several executive positions with Turner Broadcasting Inc. and CNN, including Director, Special Projects and External Reporting, Assistant Vice President, Finance, and Vice President, Business Development and Strategic Planning. From 1982 to 1988, Mr. Motro served as Manager, Audit Services, with Coopers & Lybrand LLP. Mr. Motro holds a B.S. degree in business from the University of Virginia.

     Andrew E. Newton, a founder of the Company, has served as Vice President and General Counsel since January 1994 and Secretary since March 1994. From February 1990 to November 1993, Mr. Newton was Vice President and General Counsel of Frame Technology Corporation, a software engineering company. Mr. Newton holds an A.B. degree in English from Dartmouth College and a J.D. degree from Columbia University School of Law.

     John S. Nauman joined the Company in February 1996 as Vice President, Engineering. From November 1993 to February 1996, Mr. Nauman served as Vice President, Engineering and then Vice President, Development at NetFRAME Systems, a hardware and software engineering company. From November 1989 to October 1993, Mr. Nauman was Senior Director of Networking and Communication Development and then Business Unit Manager, Integrated Technologies of Apple Computer Inc. Mr. Nauman holds a B.S. degree in mathematics from the University of Oklahoma, an M.B.A. degree from Santa Clara University and an M.S. degree in electrical engineering from Stanford University.

     Peter D. Rip joined the Company in March 1996 as Vice President, Corporate Development, and held such position with the Company until September 1996, at which time he became Vice President and General Manager, Infoseek Network. From June 1993 until March 1996, Mr. Rip was a principal of Harp Capital, a venture capital firm. From January 1992 until June 1993, Mr. Rip was the Chief Executive Officer of Boss Logic, Inc., a client/server software company. From January 1990 until June 1991, Mr. Rip served as the Vice President of Marketing, Silicon Design Division of Mentor Graphics Corporation, an engineering software company. Mr. Rip holds a B.A. degree from Brandeis University and a Ph.D. in marketing from the Stanford University Graduate School of Business.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission and with The Nasdaq Stock Market, Inc. Such officers, directors, and 10% shareholders are also required to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to the Company with respect to the Last Fiscal Year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during the Last Fiscal Year, all Section 16(a) filing requirements applicable to the Company's officers and directors were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 1, 1997 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 during the Last Fiscal Year (the "Named Executive Officers"), and (iv) all directors and executive officers as a group. A total of 26,007,760 shares of the Company's Common Stock was issued and outstanding as of April 1, 1997.

                                                                 SHARES BENEFICIALLY
                                                                       OWNED(1)
             DIRECTORS, NAMED EXECUTIVE OFFICERS AND 5%       --------------------------
                            SHAREHOLDERS                        NUMBER           PERCENT
        ----------------------------------------------------- -----------        -------
        Steven T. Kirsch(2)..................................   5,924,999         22.78%
        Menlo Ventures VI, L.P.(3)...........................   4,815,094         18.51%
          Building 4, Suite 100
          3000 Sand Hill Road
          Menlo Park, CA 94025
        Battery Ventures III, L.P............................   2,499,999          9.61%
          20 William Street
          Wellesley, MA 02181
        NYNEX Information Technologies Company...............   1,125,000          4.33%
          35 Village Road
          Middleton, MA 01946
        Robert E.L. Johnson III(4)...........................     811,243          3.08%
        Leonard J. LeBlanc(5)................................     106,749             *
        Andrew E. Newton.....................................     604,040          2.32%
        John E. Zeisler(6)...................................      33,279             *
        Oliver D. Curme(7)...................................   2,499,999          9.61%
        H. DuBose Montgomery(8)..............................   4,815,094         18.51%
        Matthew J. Stover(9).................................   1,125,000          4.33%
        James N. Desrosier(10)...............................     109,874             *
        Karl A. Spangenberg(11)..............................     140,717             *
        All directors and executive officers as a group (13
          persons)(12).......................................  16,368,869         61.17%

---------------

 * Less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, the aggregate number of shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 1, 1997 are deemed outstanding. Shares issuable pursuant to such options are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each party named in the table has sole voting and investment power with respect to the shares set forth opposite such party's name. Except as otherwise indicated, the address of each of the parties in this table is as follows: c/o Infoseek Corporation, 2620 Augustine Drive, Suite 250, Santa Clara, California 95054.

 (2) Includes 37,500 shares held by the Kirsch Family Trust and 5,887,499 shares held in the name of trusts for the benefit of Mr. Kirsch and family members of Mr. Kirsch.

 (3) Includes 71,160 shares owned by Menlo Entrepreneurs Fund VI, L.P. and 4,743,934 shares owned by Menlo Ventures VI, L.P.

 (4) Includes an aggregate of 209,436 held by Mr. Johnson in custody for his children, and includes an aggregate of 165,562 shares held in two individual retirement accounts for the benefit of Mr. Johnson. Also includes 364,995 shares issuable pursuant to stock options that may be exercised within 60 days after April 1, 1997.

 (5) Includes 68,749 shares issuable pursuant to stock options that may be exercised within 60 days after April 1, 1997 and 13,281 shares subject to a right of repurchase by the Company which lapses at the rate of 391 shares per month or on June 30, 1998 subject to satisfaction of certain performance objectives.

 (6) Includes 20,780 shares issuable pursuant to stock options that may be exercised within 60 days after April 1, 1997.

 (7) Represents 2,499,999 shares beneficially owned by Battery Ventures III, L.P. Mr. Curme, a director of the Company is a general partner of Battery Partners, III, L.P., the general partner of Battery Ventures III, L.P., and he disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

 (8) Includes 71,160 shares owned by Menlo Entrepreneurs Fund VI, L.P. and 4,743,934 shares owned by Menlo Ventures VI, L.P. Mr. Montgomery, a director of the Company, is a general partner of Menlo Ventures Management VI, L.P., which is the general partner of each of the foregoing venture funds. Mr. Montgomery disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

 (9) Represents 1,125,000 shares beneficially owned by NYNEX Information Technologies Company. Mr. Stover, a director of the Company is the Chairman of the Board of Directors of NYNEX Information Technologies Company, an indirect wholly-owned subsidiary of NYNEX Corporation and he disclaims beneficial ownership of these shares.

(10) Includes 109,374 shares issuable pursuant to stock options that may be exercised within 60 days after April 1, 1997.

(11) Includes 140,624 shares issuable pursuant to stock options that may be exercised within 60 days after April 1, 1997.

(12) Includes 751,397 shares issuable pursuant to outstanding stock options that may be exercised within 60 days after April 1, 1997, including those stock options identified in notes (4), (5), (6), (10) and (11).

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth certain information concerning compensation of the Company's Named Executive Officers during the fiscal years ended December 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                                              SECURITIES
                                                                              UNDERLYING     ALL OTHER
       NAME AND PRINCIPAL POSITION       FISCAL YEAR    SALARY    BONUS(1)      OPTIONS     COMPENSATION
----------------------------------------------------   --------   --------   -------------  ------------
Robert E.L. Johnson III(2)...............     1996     $200,000   $101,000        --          --
  Chief Executive Officer................     1995       12,179         --     1,200,000      --
                                             1994            --         --        --          --
Leonard J. LeBlanc(3)....................     1996     $135,288   $ 51,000      262,500       --
  Chief Operating Officer,                   1995            --         --        --          --
  Chief Financial Officer,                   1994            --         --        --          --
  Executive Vice President, and
  Assistant Secretary
Andrew E. Newton.........................     1996     $140,000   $ 80,000        --          --
  Vice President, General Counsel and        1995       128,333     40,000        --          --
  Secretary                                  1994        99,634         --        --          --
James N. Desrosier(4)....................     1996     $142,500   $ 53,333      375,000       --
  Vice President, Chief Marketing Officer     1995           --         --        --          --
                                             1994            --         --        --          --
Karl A. Spangenberg(5)...................     1996     $125,000   $ 84,500        --          --
  Vice President, Worldwide Advertising      1995        15,417         --      375,000       --
                                             1994            --         --        --          --

---------------

(1) Represents discretionary bonus payments determined by the Company's Board of Directors.

(2) In December 1995, Mr. Johnson became the President and Chief Executive Officer of the Company.

(3) In March 1996, Mr. LeBlanc became the Executive Vice President and Chief Financial Officer of the Company at an annual base salary of $175,000.

(4) In March 1996, Mr. Desrosier became the Vice President, Chief Marketing Officer of the Company at an annual base salary of $180,000. Mr. Desrosier has resigned from the Company and is included in this table solely pursuant to Item 402(a)(3)(ii) of Regulation S-K.

(5) In December 1995, Mr. Spangenberg became the Vice President, Worldwide Advertising of the Company at an annual base salary of $125,000. Mr. Spangenberg has resigned from the Company and is included in this table solely pursuant to Item 402(a)(3)(ii) of Regulation S-K.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning stock option grants made to each of the Named Executive Officers during the Last Fiscal Year. No stock appreciation rights were granted to these individuals during such year.

                              INDIVIDUAL GRANTS(1)

                                                                                   POTENTIAL REALIZABLE
                         NUMBER OF     % OF TOTAL                                    VALUE AT ASSUMED
                        SECURITIES       OPTIONS                                     ANNUAL RATES OF
                        UNDERLYING     GRANTED TO                                      STOCK PRICE
                          OPTIONS     EMPLOYEES IN                                   APPRECIATION FOR
                          GRANTED        FISCAL      EXERCISE PRICE   EXPIRATION      OPTION TERM(4)
        NAME              (#)(1)         YEAR(2)       ($/SH)(3)         DATE        5%($)     10%($)
---------------------  -------------  -------------  --------------   ----------   ---------  ---------
Leonard J. LeBlanc...     262,500         9.33%          $ 4.00         03/27/03   $427,455   $996,153
James N.
  Desrosier(5).......     375,000        13.15%          $ 1.34         03/06/03   $203,499   $474,240

---------------

(1) These options were granted under the Company's 1996 Stock Option/Stock Issuance Plan. The grants date for these options are as follows: Mr.
    LeBlanc: March 28, 1996; Mr. Desrosier: March 6, 1996. Each option has a maximum term of 7 years measured from the grant date, subject to earlier termination upon the optionee's cessation of service with the Company.

(2) The Company granted options to purchase 2,850,699 shares of Common Stock during the Last Fiscal Year.

(3) The exercise price may be paid in cash or in shares of the Company's Common Stock valued at fair market value on the exercise date. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There is no assurance that the actual stock price appreciation over the 7-year option terms will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(5) See "Executive Compensation -- Summary Compensation Table," footnote 4.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table sets forth information concerning option exercises and option holdings during the Last Fiscal Year with respect to each of the Named Executive Officers. No stock appreciation rights were exercised during such year or were outstanding at the end of such year.

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-
                            SHARES                    OPTIONS AT FISCAL YEAR        THE-MONEY OPTIONS AT FISCAL
                           ACQUIRED                           END(#)                      YEAR END($)(1)
                             UPON       VALUE       ---------------------------     ---------------------------
           NAME            EXERCISE    REALIZED     EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
-------------------------------------  --------     -----------   -------------     -----------   -------------
Robert E.L. Johnson III...     --       --            340,000        800,000        $ 2,285,010    $ 6,855,030
Leonard J. LeBlanc........     --       --             18,750        243,750        $    70,313    $   914,063
Andrew E. Newton..........     --       --                 --             --        $       -0-    $       -0-
James N. Desrosier(2).....     --       --             37,500        337,500        $   240,375    $ 2,163,375
Karl A. Spangenberg(3)....     --       --             93,750        281,250        $   714,066    $ 2,142,197

---------------

(1) The value of an "in-the-money" stock option represents the difference between the aggregate estimated fair market value of the underlying securities, based on the closing price of $7.75 per share of the Company's Common Stock on the Nasdaq National Market on December 31, 1996, and the aggregate exercise price of the subject stock option.

(2) See "Executive Compensation -- Summary Compensation Table," footnote 4.

(3) See "Executive Compensation -- Summary Compensation Table," footnote 5.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors was formed in April 1996 and is currently comprised of Mr. Curme and Mr. Montgomery. None of these individuals was at any time during the Last Fiscal Year, or at any other time, an officer or employee of the Company. No member of the Compensation Committee of the Company serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

CERTAIN TRANSACTIONS

     In March 1996, the Company and NYNEX entered into a one year agreement which provided that from May 1996 until May 1997 the Company prominently display the BigYellow logo, representing NYNEX's interactive shopping directory, as the exclusive comprehensive shopping directory within Infoseek Service. NYNEX agreed to pay to the Company up to an aggregate of $4.6 million in monthly payments, which amount could be decreased proportionately if the number of impressions of the BigYellow logo fell below a specified number. NYNEX may extend the term of this original agreement for additional one year periods, with the fee to be determined based upon Infoseek's then current advertising rate structure. In addition, NYNEX has the right to cancel or renegotiate the agreement based upon certain relative traffic volumes on the BigYellow and Infoseek Service sites. In February 1997 the Company and NYNEX amended this agreement to extend its terms through June 1998 in exchange for an additional $1.4 million, for a total of $6.0 million in monthly payments ($2.5 million of which was previously paid under the terms of the original agreement). Pursuant to the amended contract, the companies have eliminated certain exclusivity and reimbursement provisions but otherwise have retained substantially the same terms and conditions as the original agreement. There can be no assurance, however, that the NYNEX arrangement will prove to be mutually beneficial, that it will be continued after its amended term or that the Company will be able to produce the levels of traffic required to maintain the contract under its present terms or at all.

     The Company entered into four Stock Purchase Agreements on January 24, 1996 with Robert E.L. Johnson III, an executive officer of the Company, whereby Mr. Johnson purchased a total of 374,998 shares of the Company's Common Stock at $0.80 per share held in the names of individual retirement accounts for the benefit of Mr. Johnson and as custodian for his minor children. On January 30, 1996 the Company entered into an Employee Stock Purchase Agreement with Mr. Johnson pursuant to which he purchased 75,000 shares of Common Stock at $0.80 per share. Payment for the shares purchased on January 30, 1996 was made with a Promissory Note.

     The Company entered into a Stock Purchase Agreement on March 28, 1996 with Leonard J. LeBlanc, an executive officer of the Company, for the purchase of 37,500 shares of the Company's Common Stock at $4.00 per share. Payment for the shares so purchased was made with a Promissory Note.

     The Company entered into a Stock Purchase Agreement on March 9, 1996 with John S. Nauman, an executive officer of the Company, for the purchase of 150,000 shares of the Company's Common Stock at $1.33 per share. Payment for the shares so purchased was made with a Promissory Note.

     The Company entered into the Internet Search Service Access Agreement between the Company and NETCOM dated October 13, 1995, as amended on March 20, 1996. John E. Zeisler is a director of the Company and at such time, was also an officer of NETCOM.

     The Company entered into a License and Software Distribution Agreement with HNC on April 25, 1996 and a Software License Agreement with HNC on May 8, 1996. Oliver D. Curme is a director of both the Company and HNC Software Inc. In addition, Battery Ventures, L.P., of which Mr. Curme is a General Partner, is a 10% shareholder of HNC.

     The Company has granted options to certain of its directors and executive officers. See "Management -- Option Grants in Last Fiscal Year" and "Principal Shareholders."

     The Company has entered into indemnification agreements with its executive officers, directors and certain significant employees. The Company's indemnification agreements will require the Company, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors, executive officers or significant employees and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

     At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company in which indemnification would be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. Any future transactions, including loans, between the Company and any of its officers, directors, affiliates and principal shareholders will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties. Any such transactions will be subject to approval of a majority of the Board of Directors, including a majority of the independent, disinterested directors.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. It also administers the Company's employee stock benefit plan for executive officers. The Compensation Committee is currently composed of independent, non-employee directors who, except as disclosed under "Executive Compensation -- Compensation Committee Interlocks and Insider Participation," have no interlocking relationships as defined by the Securities and Exchange Commission.

     The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (collectively the "Executive Officers"), should be influenced by the Company's performance. The Committee establishes the salaries of all of the Executive Officers by considering (i) the Company's financial performance for the past year, (ii) the achievement of certain objectives related to the particular Executive Officer's area of responsibility, (iii) the salaries of executive officers in similar positions of comparably-sized companies and (iv) the relationship between revenue and executive officer compensation. The Committee believes that the Company's executive officer salaries in the Last Fiscal Year were comparable in the industry for similarly-sized businesses.

     In addition to salary, the Committee, from time to time, grants options to Executive Officers. The Committee thus views option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to the Company's stock price, the Committee believes that options motivate Executive Officers to manage the Company in a manner which will also benefit shareholders. As such, options are granted at the current market price. One of the principal factors considered in granting options to an Executive Officer is the Executive Officer's ability to influence the Company's long-term growth and profitability.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                  Oliver D. Curme
                  H. DuBose Montgomery

                               PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, from the effective date of the initial public offering of the Company's Common Stock (June 11, 1996) through the fiscal 1996 year end (December 31, 1996) for the Company, the Nasdaq Stock Market - U.S. Index (the "Nasdaq Index") and the Hambrecht & Quist Internet Index (the "Internet Index"). The graph assumes that $100 was invested in the Company's Common Stock, the Nasdaq Index and the Internet Index on June 11, 1996. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)                SEEK               NASDAQ             INTERNET
6/11/96                                         100.00              100.00              100.00
6/30/96                                          71.43               96.28               91.53
9/30/96                                          65.18               99.69               85.10
12/31/96                                         55.36              104.90               78.40

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope which has been enclosed, at your earliest convenience.

                                          FOR THE BOARD OF DIRECTORS

                                          Robert E.L. Johnson III,
                                          Chief Executive Officer and Director

Dated: May 7, 1997

                              INFOSEEK CORPORATION
                 PROXY FOR 1997 ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned shareholder of INFOSEEK CORPORATION, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 7, 1997, and hereby appoints Leonard J. LeBlanc and Andrew E. Newton, and each of them, proxies and attorneys-in-fact, with full power to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Shareholders of INFOSEEK CORPORATION to be held on Thursday, May 29, 1997, at 10:00 a.m., local time, at the principal executive offices of the Company at 2620 Augustine Drive, Santa Clara, California 95054, and at any postponement(s) or adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

       Both of such attorneys or substitutes as shall be present and shall act at said meeting or any postponement(s) or adjournment(s) thereof (or if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.





                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS
INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE
AMENDMENT TO THE 1996 STOCK OPTION/STOCK ISSUANCE PLAN, FOR THE                    PLEASE MARK
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT         [ X ]  VOTES AS IN
AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31,                   THIS EXAMPLE
1997, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS
AS MAY PROPERLY COME BEFORE THE MEETING.

1.  ELECTION OF DIRECTORS:

    NOMINEES: STEVEN T. KIRSCH; ROBERT E.L. JOHNSON III; LEONARD J. LEBLANC; OLIVER D. CURME; H. DUBOSE MONTGOMERY; MATTHEW J. STOVER; JOHN E. ZEISLER

              [ ]  FOR                                 [ ]  WITHHOLD AUTHORITY
              [ ]  _________________________________
                   For all nominees except as noted above


2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1996 STOCK OPTION/STOCK ISSUANCE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER BY 1,600,000 SHARES TO A TOTAL OF 7,225,000 SHARES:

              [ ]  FOR       [ ]  WITHHELD       [ ]  ABSTAIN


3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997:

              [ ]  FOR       [ ]  WITHHELD       [ ]  ABSTAIN

    In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any postponement(s) or adjournment(s) thereof.


Signature: ______________________________________       Date: ________________

Signature: ______________________________________       Date: ________________

THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY THE SHAREHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.